Exhibit 99.1

WHITEWAVE FOODS REPORTS RECORD SECOND QUARTER 2015 RESULTS

INCREASES GROWTH & EARNINGS EXPECTATION FOR 2015

ANNOUNCES COMPLETION OF VEGA ACQUISITION

ANNOUNCES AGREEMENT TO ACQUIRE WALLABY YOGURT COMPANY

•	Total Net Sales Increased 10%; Constant Currency Net Sales Increased 14%

•	Adjusted Total Operating Income Increased 20% Reflecting Continued Operating Margin Expansion

•	Adjusted Diluted Earnings per Share of $0.26, Excluding China Joint Venture Investments

•	Increasing FY 2015 Adjusted Diluted Earnings Per Share Guidance to $1.14 to $1.17 and Constant Currency Guidance to $1.19 to $1.22, Excluding China Joint Venture Investments

DENVER, Colo. - August 7, 2015 - The WhiteWave Foods Company (NYSE: WWAV) today reported record results for the second quarter ended June 30, 2015.

Financial Summary:	Three Months Ended June 30,
$ In millions, except EPS	2015	2014	% Change*

Total Net Sales
Reported	$924	$838	+10%
Constant Currency	$952	$838	+14%
Organic Constant Currency	$911	$838	+9%

Total Operating Income
Reported	$77	$67	+15%
Adjusted	$85	$71	+20%
Adjusted Constant Currency	$88	$71	+24%

Net Income
Reported	$37	$34	+9%
Adjusted	$44	$40	+10%
Adjusted, excluding China J.V.	$47	$41	+12%

Diluted Earnings per Share (EPS)
Reported	$0.21	$0.19	+7%
Adjusted	$0.24	$0.22	+8%
Adjusted, excluding China J.V.	$0.26	$0.23	+11%
Adjusted Constant Currency, excluding China J.V.	$0.27	$0.23	+16%

EBITDA
Adjusted	$115	$101	+14%
Adjusted, excluding China J.V.	$119	$104	+15%
Adjusted Constant Currency, excluding China J.V.	$124	$104	+19%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

WhiteWave reported second quarter 2015 adjusted diluted earnings per share of $0.26, excluding operating investments associated with its China joint venture. Including joint venture investments, WhiteWave reported second quarter 2015 adjusted diluted earnings per share of $0.24.

Net sales for second quarter 2015 were $924 million, a 10 percent increase from net sales of $838 million in second quarter 2014. These results were driven by strong growth across the Americas Foods & Beverages and Europe Foods & Beverages segments and a benefit from the inclusion of So Delicious Dairy Free® that was acquired in fourth quarter 2014. On a constant currency basis, net sales increased 14 percent in second quarter 2015 over the same period in 2014. Excluding acquisitions, organic constant currency net sales increased 9 percent in second quarter 2015 over the same period in 2014.

Adjusted operating income for second quarter 2015 increased 20 percent to $85 million, compared to $71 million in second quarter 2014. On a constant currency basis, adjusted operating income increased 24 percent in second quarter 2015 over the same period in 2014.

“We are pleased with our strong first half of the year performance as we delivered double-digit topline growth, along with continued margin expansion and earnings growth. We also further expanded our manufacturing capabilities and completed our new state-of-the-art R&D facility,” said Gregg Engles, chairman and chief executive officer. “We continue to execute on our strategic plans to increase shareholder value with today’s announcements that we signed an agreement to acquire Wallaby Yogurt Company, a leading yogurt brand in the natural channel, and closed on the acquisition of Vega, a rapidly growing plant-based nutritional business. We believe our innovative, on-trend and market leading brands along with our continued cost leverage opportunities and supply chain investments will continue to deliver further earnings growth.”

AMERICAS FOODS & BEVERAGES SEGMENT
WhiteWave’s Americas Foods & Beverages segment consists of three platforms: Plant-based Foods and Beverages, Coffee Creamers and Beverages, and Premium Dairy. In second quarter 2015, net sales for Americas Foods & Beverages were $640 million, an increase of 15 percent over second quarter 2014. The shift of the majority of the Easter selling season into the first quarter had an estimated 1 point negative impact on the segment’s growth rate in second quarter 2015. Excluding acquisitions, organic net sales in the segment increased 8 percent in second quarter 2015. Growth in the segment continues to be driven by volume, aided by some pricing benefits primarily from the Premium Dairy platform. Adjusted operating income for Americas Foods & Beverages increased 20 percent to $72 million for second quarter 2015, compared to the same period in 2014. On a constant currency basis, adjusted operating income increased 25 percent in second quarter 2015 over second quarter 2014.

Americas Foods & Beverages Segment Summary
$ In millions	Three Months Ended June 30,
	2015	2014	% Change*
Reported Net Sales	$640	$556	+15%
Constant Currency Net Sales	$643	$556	+16%
Organic Net Sales	$600	$556	+8%

Reported Segment Operating Income	$74	$60	+24%
Adj. Segment Operating Income	$72	$60	+20%
Adj. Constant Currency Segment Op. Income	$75	$60	+25%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

Plant-based Foods and Beverages
The Americas Plant-based Foods and Beverages platform includes Silk® almondmilk, soymilk, cashewmilk, coconutmilk, and dairy-free yogurts, as well as So Delicious dairy-free beverages, frozen desserts, and yogurts. Net sales for this platform increased 26 percent in second quarter 2015 compared to second quarter 2014. This growth was driven by the inclusion of So Delicious’ results and strong organic volume growth. The plant-based categories in which WhiteWave participates continued to grow in second quarter 2015, as refrigerated nut-based beverages increased 12 percent, ice-cream and novelties increased 12 percent and yogurts increased almost 30 percent. WhiteWave’s plant-based brands each hold the number one market share positions in their respective subcategories within the plant-based category.

Coffee Creamers and Beverages
The Coffee Creamers and Beverages platform includes coffee creamers and ready-to-drink beverages under the International Delight®, Dunkin Donuts®, Silk and So Delicious brands, as well as half and half dairy creamers under the LAND O LAKES® and Horizon Organic® brands. Net sales for this platform increased 6 percent in second quarter 2015 compared to the prior year. The shift of the majority of the Easter selling season into the first quarter had an estimated 2 point negative impact on the growth rate in this platform in second quarter 2015. Sales were driven by increased volumes in flavored and plant-based creamers and organic half and half, along with some pricing benefit related to half and half creamers, and the addition of So Delicious creamers. Growth in the refrigerated flavored creamer category continued in second quarter 2015, increasing 6 percent.

Premium Dairy
In Premium Dairy, which includes organic milk and dairy products, macaroni and cheese, and snacks under the Horizon Organic brand, net sales increased 15 percent in second quarter 2015 compared to second quarter 2014. Sales were primarily driven by prior price increases. Organic milk category growth of 8 percent in second quarter 2015 was largely driven by increased pricing. Management continues to anticipate 2015 growth in this platform to be primarily driven by price. Horizon Organic continues to have the number one market share position in the organic milk category.

AMERICAS FRESH FOODS SEGMENT
The Americas Fresh Foods segment consists of the Earthbound Farm® brand. Net sales for the segment decreased 1 percent in second quarter 2015, due to lower availability of fresh fruit and management’s decision to exit lower margin agreements with certain third party fruit suppliers, which offset mid-single digit growth in organic packaged salads in the quarter. Adjusted operating income for the segment increased 11 percent in second quarter 2015, reflecting continued cost efficiencies and supply chain improvements. Earthbound Farm continues to hold the leading share in the organic packaged salad category.

Americas Fresh Foods Segment Summary
$ In millions	Three Months Ended June 30,
	2015	2014	% Change*
Reported Net Sales	$151	$153	-1%

Reported Segment Operating Income	$15	$14	+6%
Adj. Segment Operating Income	$16	$14	+11%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

EUROPE FOODS & BEVERAGES SEGMENT
The Europe Foods & Beverages segment consists of a Plant-based Foods and Beverages platform sold primarily under the Alpro® brand. Net sales in the segment increased 23 percent on a constant currency basis and 3 percent on a reported basis in second quarter 2015 compared to second quarter 2014. Sales growth continues to be driven by volume growth in all of its European markets, along with robust growth across major product lines. Operating income increased 18 percent on a constant currency basis and 19 percent on a reported basis for second quarter 2015.

Europe Foods & Beverages Segment Summary
$ In millions	Three Months Ended June 30,
	2015	2014	% Change*
Reported Net Sales	$133	$128	+3%
Constant Currency Net Sales	$158	$128	+23%

Reported Segment Operating Income	$17	$14	+19%
Constant Currency Segment Op. Income	$17	$14	+18%
*Certain change percentages may not recalculate using the rounded dollar amounts provided

“Our strong growth continued in the second quarter with sales increasing 10 percent even with ongoing currency headwinds,” said Kelly Haecker, executive vice president and chief financial officer. “Double-digit topline growth, along with favorable mix, continued cost leverage and benefits from supply chain investments, resulted in operating income growth of 20 percent and operating margin expansion of 75 basis points in the quarter. This operating performance also drove 11 percent earnings growth resulting in $0.26 adjusted earnings per share, exceeding the high end of our guidance by a penny, before our investments in the China joint venture. Based on our strong first half results, increased growth expectations over the balance the year and expected contributions from completed acquisitions, we are increasing our top and bottom line forecasts for 2015.”

OTHER ITEMS
Wallaby Acquisition Agreement
WhiteWave announced that it has agreed to acquire Wallaby Yogurt Company, Inc. for approximately $125 million in cash. Founded in 1994 and based in American Canyon, California, Wallaby is a leading manufacturer and distributor of organic dairy yogurt products that include Greek and Australian yogurts and Kefir beverages. Wallaby had net sales of more than $45 million for the twelve months ended June 2015, representing growth of over 20 percent during this period. The addition of Wallaby will strengthen and expand WhiteWave’s growing yogurt portfolio and provide entry into several fast-growing yogurt categories. The acquisition also provides WhiteWave with West Coast based yogurt manufacturing capabilities and other expansion and growth opportunities. The transaction is expected to close in the third quarter of 2015, subject to regulatory approvals and other customary closing conditions. Management expects the transaction will be neutral to earnings per share in 2015 and slightly accretive to earnings per share by the latter part of 2016, with additional accretion expected thereafter.

Vega Acquisition
WhiteWave announced it completed the acquisition of Vega™ on August 1, 2015, for a purchase price of approximately US$550 million in cash. Based in Vancouver, British Columbia, Vega is a pioneer and leader in plant-based nutritional products. The addition of Vega provides WhiteWave with entry into a new and fast-growing category in nutritional powders and bars with additional innovation opportunities, and enhances its position as a global leader of plant-based foods and beverages. This business will be overseen by Blaine McPeak, President of the Americas Foods & Beverages segment, with the intention to report its results within the Americas Plant-based Foods and Beverages platform. Management expects the transaction will be neutral to slightly accretive to WhiteWave’s earnings in 2015 and expects it will be approximately $0.06 accretive to WhiteWave’s adjusted earnings per share in 2016, excluding certain transaction and other related expenses, and approximately $0.09 accretive to adjusted cash earnings per share, when also excluding acquisition-related intangible amortization.

FORWARD OUTLOOK
The company expects continued strong growth in 2015 and is increasing its full year outlook for net sales, adjusted operating income and adjusted diluted earnings per share. Management is increasing its net sales growth expectations for full year 2015 to 15 percent to 16 percent on a constant currency basis, and 12 percent to 13 percent on a reported basis. For third quarter 2015, management expects net sales growth to be 18 percent to 19 percent on a constant currency basis, translating into 14 percent to 15 percent growth on a reported basis.

WhiteWave continues to expect its adjusted operating income growth to increase over the balance of 2015, as a result of continued cost leverage, higher levels of plant productivity and utilization rates, improved commodity and other cost overlaps, as well as increasing levels of contributions from completed acquisitions, with the highest level of operating income growth occurring in the fourth quarter. Management forecasts adjusted operating income percentage growth for third quarter 2015 to be low to mid-twenties on a constant currency basis, translating into high-teens to low twenties percentage growth on a U.S. dollar reported basis, based on current foreign exchange rates. For full year 2015, management now expects adjusted operating income percentage growth in the mid-twenties on a constant currency basis, converting into low twenties growth on a reported basis, based on current foreign exchange rates.

Interest expense is now forecasted to be approximately $57 million to $59 million in 2015, due to the financing of completed acquisitions, and approximately $15 million to $17 million in third quarter 2015. Our senior notes issuance in September 2014 is expected to continue to have an estimated $0.06 dilutive impact to full year 2015 adjusted diluted earnings per share, with an approximately $0.02 per share dilutive impact expected in third quarter 2015. Management continues to estimate its effective tax rate to be approximately 35 percent for 2015, with potential variability by quarter.

Management expects continued operating investments in its China joint venture to support the ongoing development of its plant-based beverages business in that region. The annual amount of such operating investments is expected to continue to be approximately $0.06 to $0.07 dilutive to the company’s full year 2015 adjusted diluted earnings per share, with an approximately $0.02 dilutive impact in third quarter 2015. The timing and amount of investments in 2015 may vary.

Based on these expectations and current foreign exchange rates, management is increasing its full year 2015 adjusted diluted earnings per share outlook to $1.19 to $1.22 on a constant currency basis, excluding the expected $0.06 to $0.07 per share operating investment in the China joint venture. On a U.S. dollar reported basis, excluding investments in the China joint venture, management is increasing its expectation for full year 2015 adjusted diluted earnings per share to $1.14 to $1.17.

For third quarter 2015, management expects constant currency adjusted diluted earnings per share of $0.31 to $0.33, excluding an approximately $0.02 per share investment in the China joint venture. On a U.S. dollar reported basis, management expects adjusted diluted earnings per share of $0.29 to $0.31 for third quarter 2015, based on current foreign exchange rates, excluding China joint venture investments.

2015 Updated Guidance Summary
	Third Quarter		Full Year
	Reported	Constant Currency	Reported	Constant Currency
Net Sales Growth	+14 - 15%	+ 18% - 19%	+12% - 13%	+ 15% - 16%

Adjusted Total Operating Income Growth	+ High Teens to Low Twenties%	+ Low to Mid Twenties %	+ Low Twenties %	+ Mid Twenties %

Adjusted Diluted EPS	$0.27 - $0.29	$0.29 - $0.31	$1.07 - $1.10	$1.12 - $1.15
China Joint Venture Impact	≈$0.02	≈$0.02	≈$0.07	≈$0.07

Adjusted Diluted EPS - Excluding China J.V.	$0.29 - $0.31	$0.31 - $0.33	$1.14 - $1.17	$1.19 - $1.22

Senior Notes Interest Impact	$0.02	$0.02	$0.06	$0.06
Interest Neutral Adj. Diluted EPS - Excl. China J.V.	$0.31 - $0.33	$0.33 - $0.35	$1.20 - $1.23	$1.25 - $1.28

Management continues to expect capital expenditures will be approximately $325 million to $350 million for full year 2015, due to investments in additional capacity to support future growth. Timing of capital projects may vary and affect the amount of investments made in 2015.

CONFERENCE CALL WEBCAST
A live presentation webcast of WhiteWave’s financial results and outlook will be held at 10:00 am Eastern time today, August 7, 2015, and may be heard by visiting the “events and presentation” section of WhiteWave’s investor relations website at www.whitewave.com/investors. The webcast replay will be available for approximately 45 days. A slide presentation and schedule reconciling GAAP to non-GAAP financial information will be available on our website and will accompany the webcast.

ABOUT THE WHITEWAVE FOODS COMPANY

The WhiteWave Foods Company is a leading consumer packaged food and beverage company that manufactures, markets, distributes, and sells branded plant-based foods and beverages, coffee creamers and beverages, premium dairy products and organic produce throughout North America and Europe. The Company also holds a 49% ownership interest in a joint venture that manufactures, markets, distributes, and sells branded plant-based beverages in China. WhiteWave is focused on providing consumers with innovative, great-tasting food and beverage choices that meet their increasing desires for nutritious, flavorful, convenient, and responsibly-produced products. The Company's widely-recognized, leading brands distributed in North America include Silk®, So Delicious® and Vega™ plant-based foods and beverages, International Delight® and LAND O LAKES®* coffee creamers and beverages, Horizon Organic® premium dairy products and Earthbound Farm® organic salads, fruits and vegetables. Its popular plant-based foods and beverages brands in Europe include Alpro® and Provamel®, and its plant-based beverages in China are sold under the Silk® ZhiPuMoFang® brand. To learn more about WhiteWave, visit www.whitewave.com.

*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.

FORWARD-LOOKING STATEMENTS
Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements under the heading “Forward Outlook” and statements relating to, among other things, projections of net sales, operating income, and earnings per share, on a GAAP, adjusted and constant currency basis during third quarter and full year 2015, our innovation and marketing plans, the success of our cost improvement and margin expansion initiatives, anticipated profit growth and margin expansion, the expected growth and financial impact of Vega, and other pending or completed business acquisitions, the expected impact and timing of additional investments in our joint venture in China, and other statements that begin with words such as “believe,” “expect,” “estimates,” “intend,” “forecasts,” “projects” or “anticipate.” These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. Financial projections are based on a number of assumptions, and actual results could be materially different than projected if those assumptions are erroneous. The company’s ability to meet targeted financial and operating results depend on a variety of economic, competitive, and governmental factors, including raw material availability and costs, the demand for the company’s products and the company’s ability to access capital under its credit facilities or otherwise, many of which are beyond the company’s control and which are described in the company’s 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2015 and in our quarterly reports on Form 10-Q. The company’s ability to profit from its branding initiatives depends on a number of factors, including consumer acceptance of the company’s products. Our growth plans depend, in part, on our ability to innovate successfully and on a cost-effective basis. Our financial outlook for the third quarter and full year 2015 may be impacted by our ability or inability to effectively integrate and operate acquired businesses, including Vega, and the amount of our future additional investments in our joint venture in China and expectations for sales and profits or losses in the joint venture. The company’s expected operating income growth will depend in part on its ability to cost effectively expand capacity. The forward-looking statements in this press release speak only as of the date of this release. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

EXPLANATION OF NON-GAAP FINANCIAL MEASURES
In addition to the results prepared in accordance with GAAP, we have presented certain non-GAAP financial measures, including adjusted financial information for the periods presented, such as operating income, EBITDA, net income and diluted earnings per share. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments eliminate certain costs and benefits, including corporate costs associated with equity awards granted to certain of our executive officers, employees and directors in conjunction with the company’s initial public offering in October 2012 (the “IPO Grants”) and other non-cash related to stock-based compensation expense, non-recurring transaction and integration costs related to acquisitions and other investments, non-recurring transition costs related to our separation from Dean Foods Company, asset disposal and exit costs, and subsequent adjustments, in connection with the 2013 sale of a dairy farm, non-cash income or expense related to mark-to-market adjustments on interest rate and commodity hedges, and costs incurred to manage, and losses incurred on our investment in the China joint venture. These adjustments are intended to provide greater transparency of underlying profit trends and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in making financial and operating decisions and evaluating the company’s performance. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, the company’s results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below and may be found in a reconciliation schedule posted on the Investor Relations section of the company’s website.

Basis of Presentation
Certain financial measures in this release are presented on a non-GAAP basis that includes an organic basis, a constant currency basis and on an adjusted basis.

Organic Results
Results presented on an organic basis exclude the operations of the So Delicious business that was acquired on October 31, 2014.

Constant Currency Results
The company determines its constant currency results by dividing or multiplying, as appropriate, the current period local currency results by the currency exchange rates used to translate the company’s financial results in the prior period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior period.

Adjusted Results
Segment financial results for the three months and six months ended June 30, 2014 and 2015 in the Americas Foods & Beverages segment are adjusted to exclude the expense related to the mark-to-market adjustment on commodity hedges, non-recurring integration costs related to acquisitions and asset disposal and exit costs, as applicable. Segment financial results for the three months and six months ended June 30, 2015 in the Americas Fresh Foods segment are adjusted to exclude the expense related to non-recurring integration costs. All other adjustments relate to corporate and other items. See reconciliations at the end of this release for further details and for reconciliations of the non-GAAP measures to GAAP.

CONTACTS
Investor Relations:
Dave Oldani
+1 (303) 635-4747
Media:
Molly Keveney
+1 (303) 635-4529

The WhiteWave Foods Company
Condensed Consolidated Statements of Income
(Unaudited, GAAP Basis)

	Three months ended June 30,
	2015	2014
	(In thousands, except share and per share data)

Net sales	$923,632	$837,926
Cost of goods sold	597,474	552,666
Gross profit	326,158	285,260
Operating expenses:
Selling, distribution, and marketing	174,311	156,910
General and administrative	74,845	61,630
Asset disposal and exit costs	—	(55)
Total operating expenses	249,156	218,485
Operating income	77,002	66,775
Other expense:
Interest expense	13,933	7,512
Other expense, net	988	3,548
Total other expense	14,921	11,060
Income before income taxes	62,081	55,715
Income tax expense	22,214	20,766
Income before loss in equity method investments	39,867	34,949
Loss in equity method investments	2,423	542
Net income	$37,444	$34,407

Weighted-average common shares:
Basic	175,317,750	173,966,917
Diluted	180,044,401	177,589,222

Net income per share:
Basic	$0.21	$0.20
Diluted	$0.21	$0.19

The WhiteWave Foods Company
Condensed Consolidated Statements of Income
(Unaudited, GAAP Basis)

	Six months ended June 30,
	2015	2014
	(In thousands, except share and per share data)

Net sales	$1,834,773	$1,668,149
Cost of goods sold	1,200,041	1,109,675
Gross profit	634,732	558,474
Operating expenses:
Selling, distribution, and marketing	342,072	304,301
General and administrative	145,589	133,916
Asset disposal and exit costs	—	(703)
Total operating expenses	487,661	437,514
Operating income	147,071	120,960
Other expense:
Interest expense	22,600	13,234
Other expense, net	4,787	4,356
Total other expense	27,387	17,590
Income before income taxes	119,684	103,370
Income tax expense	42,396	36,061
Income before loss in equity method investments	77,288	67,309
Loss in equity method investments	6,497	542
Net income	$70,791	$66,767

Weighted-average common shares:
Basic	175,007,291	173,796,646
Diluted	179,662,304	177,200,630

Net income per share:
Basic	$0.40	$0.38
Diluted	$0.39	$0.38

The WhiteWave Foods Company
Condensed Consolidated Balance Sheets
(Unaudited, GAAP Basis)

	June 30, 2015	December 31, 2014
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$27,408	$50,240
Trade receivables, net of allowance of $2,492 and $2,343	214,643	192,692
Inventories	258,161	215,669
Deferred income taxes	22,435	30,263
Income tax receivable	34,502	14,455
Prepaid expenses and other current assets	27,738	35,868
Total current assets	584,887	539,187
Investment in equity method investments	37,038	43,160
Property, plant, and equipment, net	1,057,628	993,207
Identifiable intangible and other assets, net	737,270	729,011
Goodwill	1,068,540	1,068,276
Total Assets	$3,485,363	$3,372,841

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$468,408	$469,764
Current portion of debt and capital lease obligations	21,194	21,158
Income tax payable	1,792	496
Total current liabilities	491,394	491,418
Long-term debt and capital lease obligations	1,533,447	1,495,822
Deferred income taxes	272,341	267,010
Other long-term liabilities	40,143	42,104
Total Liabilities	2,337,325	2,296,354

Common stock	1,756	1,744
Additional paid-in capital	906,320	878,549
Retained earnings	328,103	257,312
Accumulated other comprehensive loss	(88,141)	(61,118)
Total shareholders' equity	1,148,038	1,076,487
Total Liabilities and Shareholders' Equity	$3,485,363	$3,372,841

The WhiteWave Foods Company
Consolidated Statements of Cash Flows
(Unaudited, GAAP Basis)

	Six months ended June 30,
	2015	2014
	(In thousands)
Operating Activities
Net income	$70,791	$66,767
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,337	54,868
Share-based compensation expense	20,433	15,426
Amortization of debt issuance costs	2,017	1,448
Loss in equity method investments	6,497	542
Other adjustments	12,405	(1,901)
Net change in operating assets and liabilities, net of acquisition	(60,617)	(19,401)
Net cash provided by operating activities	106,863	117,749

Investing Activities
Investment in equity method investments	(701)	(47,285)
Payments for acquisitions, net of cash acquired of $1,530 and $5,638	(38,672)	(603,373)
Payments for property, plant, and equipment	(140,637)	(139,850)
Proceeds from acquisition adjustments	346	—
Proceeds from sale of fixed assets	8,880	122
Net cash used in investing activities	(170,784)	(790,386)

Financing Activities
Proceeds from the issuance of debt	—	500,000
Other debt related activity	37,661	139,282
Other financing activities	7,299	(2,392)
Net cash provided by financing activities	44,960	636,890
Effect of exchange rate changes on cash and cash equivalents	(3,871)	595
Decrease in cash and cash equivalents	(22,832)	(35,152)
Cash and cash equivalents, beginning of period	50,240	101,105
Cash and cash equivalents, end of period	$27,408	$65,953

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended June 30, 2015					Three months ended June 30, 2014
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted
	(In thousands, except share and per share data)

Total net sales	$923,632	$—		$923,632		$837,926	$—		$837,926
Cost of goods sold	597,474	1,210	(a)	598,684		552,666	—		552,666
Gross profit	326,158	(1,210)		324,948		285,260	—		285,260
Operating expenses:
Selling, distribution, and marketing	174,311	3,019	(a)	177,330		156,910	—		156,910
General and administrative	74,845	(12,004)	(b)	62,841		61,630	(3,888)	(b)	57,742
Asset disposal and exit costs	—	—		—		(55)	55	(c)	—
Total operating expenses	249,156	(8,985)		240,171		218,485	(3,833)		214,652
Operating income	77,002	7,775		84,777		66,775	3,833		70,608
Other expense:
Interest expense	13,933	—		13,933		7,512	—		7,512
Other expense, net	988	(988)	(d)	—		3,548	(3,555)	(d)	(7)
Total other expense	14,921	(988)		13,933		11,060	(3,555)		7,505
Income before income taxes	62,081	8,763		70,844		55,715	7,388		63,103
Income tax expense	22,214	2,582	(e)	24,796		20,766	2,078	(e)	22,844
Income before loss in equity method investments	39,867	6,181		46,048		34,949	5,310		40,259
Loss in equity method investments	2,423	—		2,423		542	—		542
Net income	$37,444	$6,181		$43,625		$34,407	$5,310		$39,717
Earnings per Share:
Basic				$0.25					$0.23
Diluted				$0.24					$0.22
Weighted Average Common Shares:
Basic				175,317,750					173,966,917
Diluted				180,044,401					177,589,222

Adjusted net income excluding China joint venture activities:
Adjusted net income				43,625					39,717
Corporate related joint venture expenses, net of tax				762	(f)				1,182	(f)
Loss in China joint venture equity method investment				2,219	(g)				542	(g)
Adjusted net income excluding China joint venture activities				$46,606					$41,441

Adjusted earnings per share excluding China joint venture activities:
Basic				$0.27					$0.24
Diluted				$0.26					$0.23

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended June 30, 2015				Three months ended June 30, 2014
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Income statement amounts by segment:
Total net sales
Americas Foods & Beverages	$639,784	$—		$639,784	$556,461	$—		$556,461
Americas Fresh Foods	151,231	—		151,231	153,060	—		153,060
Europe Foods & Beverages	132,617	—		132,617	128,405	—		128,405
Total	$923,632	$—		$923,632	$837,926	$—		$837,926

Operating income
Americas Foods & Beverages	74,339	(2,556)	(a)(b)	71,783	60,000	(55)	(c)	59,945
Americas Fresh Foods	14,805	779	(b)	15,584	14,052	—		14,052
Europe Foods & Beverages	16,744	—		16,744	14,013	—		14,013
Total consolidated segment operating income	105,888	(1,777)		104,111	88,065	(55)		88,010
Corporate and other	(28,886)	9,552	(b)	(19,334)	(21,290)	3,888	(b)	(17,402)
Total operating income	$77,002	$7,775		$84,777	$66,775	$3,833		$70,608

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three months ended June 30,
	2015		2014
	(In thousands)
Net income	$37,444		$34,407
Interest expense, net	13,933		7,512
Income tax expense	22,214		20,766
Depreciation and amortization	27,807		27,735
EBITDA	$101,398		$90,420
Transaction, asset disposal & transition costs	5,214	(b)	948	(b)(c)
Mark to market adjustments on economic hedge losses	(3,240)	(a)(d)	3,555	(d)
IPO grants & non-cash stock-based compensation	12,049	(b)(h)	6,438	(b)(h)
Adjusted EBITDA	$115,421		$101,361

Corporate related joint venture expenses	$1,172	(f)	$1,854	(f)
Loss in China joint venture equity method investment	2,219	(g)	542	(g)
Adjusted EBITDA excluding China joint venture activities	$118,812		$103,757

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Six months ended June 30, 2015					Six months ended June 30, 2014
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted
	(In thousands, except share and per share data)

Total net sales	$1,834,773	$—		$1,834,773		$1,668,149	$—		$1,668,149
Cost of goods sold	1,200,041	1,443	(a)	1,201,484		1,109,675	—		1,109,675
Gross profit	634,732	(1,443)		633,289		558,474	—		558,474
Operating expenses:
Selling, distribution, and marketing	342,072	3,608	(a)	345,680		304,301	—		304,301
General and administrative	145,589	(17,507)	(b)	128,082		133,916	(14,449)	(b)	119,467
Asset disposal and exit costs	—	—		—		(703)	703	(c)	—
Total operating expenses	487,661	(13,899)		473,762		437,514	(13,746)		423,768
Operating income	147,071	12,456		159,527		120,960	13,746		134,706
Other expense:
Interest expense	22,600	—		22,600		13,234	—		13,234
Other expense, net	4,787	(4,787)	(d)	—		4,356	(4,356)	(d)	0
Total other expense	27,387	(4,787)		22,600		17,590	(4,356)		13,234
Income before income taxes	119,684	17,243		136,927		103,370	18,102		121,472
Income tax expense	42,396	5,463	(e)	47,859		36,061	6,394	(e)	42,455
Income before loss in equity method investments	77,288	11,780		89,068		67,309	11,708		79,017
Loss in equity method investments	6,497	—		6,497		542	—		542
Net income	$70,791	$11,780		$82,571		$66,767	$11,708		$78,475
Earnings per Share:
Basic				$0.47					$0.45
Diluted				$0.46					$0.44
Weighted Average Common Shares:
Basic				175,007,291					173,796,646
Diluted				179,662,304					177,200,630

Adjusted net income excluding China joint venture activities:
Adjusted net income				82,571					78,475
Corporate related joint venture expenses, net of tax				1,041	(f)				1,935	(f)
Loss in China joint venture equity method investment				6,157	(g)				542	(g)
Adjusted net income excluding China joint venture activities				$89,769					$80,952

Adjusted earnings per share excluding China joint venture activities:
Basic				$0.51					$0.47
Diluted				$0.50					$0.46

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Six months ended June 30, 2015				Six months ended June 30, 2014
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Income statement amounts by segment:
Total net sales
Americas Foods & Beverages	$1,280,510	$—		$1,280,510	$1,114,971	$—		$1,114,971
Americas Fresh Foods	290,878	—		290,878	299,151	—		299,151
Europe Foods & Beverages	263,385	—		263,385	254,027	—		254,027
Total	$1,834,773	$—		$1,834,773	$1,668,149	$—		$1,668,149

Operating income
Americas Foods & Beverages	148,282	(1,714)	(a)(b)	146,568	126,038	(704)	(c)	125,334
Americas Fresh Foods	22,568	1,505	(b)	24,073	22,588	—		22,588
Europe Foods & Beverages	31,108	—		31,108	24,410	—		24,410
Total consolidated segment operating income	201,958	(209)		201,749	173,036	(704)		172,332
Corporate and other	(54,887)	12,664	(b)	(42,223)	(52,076)	14,450	(b)	(37,626)
Total operating income	$147,071	$12,455		$159,526	$120,960	$13,746		$134,706

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Six months ended June 30,
	2015		2014
	(In thousands)
Net income	$70,791		$66,767
Interest expense, net	22,600		13,234
Income tax expense	42,396		36,061
Depreciation and amortization	55,337		54,868
EBITDA	$191,124		$170,930
Transaction, asset disposal & transition costs	7,705	(b)	7,590	(b)(c)
Mark to market adjustments on economic hedge losses	(261)	(a)(d)	4,356	(d)
IPO grants & non-cash stock-based compensation	25,515	(b)(h)	18,870	(b)(h)
Adjusted EBITDA	$224,083		$201,746

Corporate related joint venture expenses	$1,601	(f)	$2,979	(f)
Loss in China joint venture equity method investment	6,157	(g)	542	(g)
Adjusted EBITDA excluding China joint venture activities	$231,841		$205,267

The adjusted results differ from WhiteWave’s results under GAAP due to the following:

(a)	The adjustment reflects elimination of the income related to the mark-to-market adjustment on commodity hedges.

•	($4.2) million for the three months ended June 30, 2015.

•	($5.1) million for the six months ended June 30, 2015.

(b)	The adjustment reflects:

i.	Elimination of stock compensation expense for the IPO grants.

•	$6.8 million for the three months ended June 30, 2015.

•	$2.9 million for the three months ended June 30, 2014.

•	$9.8 million for the six months ended June 30, 2015.

•	$6.2 million for the six months ended June 30, 2014.

ii.	Elimination of non-recurring transaction and integration costs related to acquisitions and other investments.

•	$5.2 million ($1.7 million for Americas Foods & Beverages, $0.8 million for Americas Fresh Foods, $2.7 million for Corporate) for the three months ended June 30, 2015.

•	$0.2 million (for Corporate) for the three months ended June 30, 2014.

•	$7.7 million ($3.3 million for Americas Foods & Beverages, $1.5 million for Americas Fresh Foods, $2.9 million for Corporate) for the six months ended June 30, 2015.

•	$7.4 million (for Corporate) for the six months ended June 30, 2014.

iii.	Elimination of non-recurring transition costs related to the separation from Dean Foods Company.

•	$0.8 million for the three months ended June 30, 2014.

•	$0.9 million for the six months ended June 30, 2014.

(c)	The adjustment reflects elimination of a gain recognized from the reversal of restructuring costs incurred in connection with the sale of the dairy farm in Idaho.

•	$0.1 million for the three months ended June 30, 2014.

•	$0.7 million for the six months ended June 30, 2014.

(d)	The adjustment reflects elimination of the expense related to the mark-to-market adjustment on interest rate hedges.

•	$1.0 million for the three months ended June 30, 2015.

•	$3.6 million for the three months ended June 30, 2014.

•	$4.8 million for the six months ended June 30, 2015.

•	$4.4 million for the six months ended June 30, 2014.

(e)	Income tax in the adjustments columns represent the adjustment to income tax expense required to arrive at an adjusted effective tax rate on adjusted income before taxes.

(f)	The adjustment reflects the elimination of costs incurred to manage our China Joint Venture investment.

•	$1.2 million ($0.8 million, net of tax) for the three months ended June 30, 2015.

•	$1.9 million ($1.2 million, net of tax) for the three months ended June 30, 2014.

•	$1.6 million ($1.0 million, net of tax) for the six months ended June 30, 2015.

•	$3.0 million ($1.9 million, net of tax) for the six months ended June 30, 2014.

(g)	The adjustment reflects the elimination of the loss incurred on the investment in the China Joint Venture.

•	$2.2 million for the three months ended June 30, 2015.

•	$0.5 million for the three months ended June 30, 2014.

•	$6.2 million for the six months ended June 30, 2015.

•	$0.5 million for the six months ended June 30, 2014.

(h)	The adjustment reflects non-cash related stock-based compensation expense, excluding amounts already included in IPO grants.

•	$5.3 million for the three months ended June 30, 2015.

•	$3.6 million for the three months ended June 30, 2014.

•	$16.0 million for the six months ended June 30, 2015.

•	$12.7 million for the six months ended June 30, 2014.